Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Third Quarter 2020 Results Show Improving Financial Performance

Third quarter highlights company’s focus on operational excellence

Seattle, WA – November 12, 2020 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the third quarter of 2020. Revenue was $10.4 million up 17% over Q2 2020, net loss was $0.1 million, adjusted EBITDAS was $0.3 million, and cash was breakeven for the quarter.

“We had a good quarter especially given the challenges we experienced in Q2.  Revenue and margins were up sequentially, EBITDAS results improved, and cash utilization was minimal, all suggesting that COVID-19 did not derail us.’ said Ralph C, Derrickson, CEO and President of Bsquare.

Added Derrickson:  “The investments we made in our large Edge-to-Cloud customer relationships are bearing fruit and suggest that at the intersection of our two business segments, there lies the potential to accelerate our emergence from the period of business rebuilding that has dominated our management attention for the last five quarters.”

Third Quarter 2020 Financial Highlights

•	Cash, cash equivalents, restricted cash, and short-term investments totaled $12.6 million on September 30, 2020, unchanged from June 30, 2020.
•	Revenue for Q3 2020 was $10.4 million, up $1.5 million from Q2 2020. Revenue increases were driven by higher sales in the Partner Solutions segment and increased service revenue in the Edge-to-Cloud segment.
•	Partner Solutions gross margins were 19%, up from Q2 2020. Edge-to-cloud margins also improved sequentially as investments in our large customers began to wind down.
•	Net loss for the current quarter was $0.1 million, or $(0.01) per diluted share, compared to a net loss of $1.1 million, or $(0.08) per diluted share, in the second quarter of 2020.
•	Adjusted EBITDAS was approximately $0.3 million, a $1.1 million improvement over the negative $0.8 million in the second quarter of 2020.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	September 30, 2020	June 30, 2020	Quarter-over-Quarter Change	September 30, 2019	Year-over-Year Change
Revenue:
Partner Solutions	$9,145	$8,110	$1,035	$12,556	$(3,411)
Edge to Cloud	1,275	814	461	2,085	(810)
Total revenue	10,420	8,924	1,496	14,641	(4,221)
Total gross profit	$1,890	$1,046	$844	$2,632	$(742)
Gross margins (1):
Partner Solutions	19%	14%	5%	14%	5%
Edge to Cloud	12%	(15)%	27%	40%	(28)%
Total gross margin	18%	12%	6%	18%	0%
Total operating expenses	2,028	2,121	(93)	3,761	(1,733)
Total operating expenses excluding restructuring costs (2)	2,028	2,121	(93)	3,508	(1,480)
Net loss	(136)	(1,073)	937	(1,107)	971
Per diluted share	(0.01)	(0.08)	0.07	(0.09)	0.08
Net loss excluding restructuring costs (2)	(136)	(1,073)	937	(854)	718
Per diluted share excluding restructuring costs (2)	(0.01)	(0.08)	0.07	(0.07)	0.06
Adjusted EBITDAS (2)	277	(806)	1,083	(472)	749
Cash, restricted cash, cash equivalents and short-term investments	$12,572	$12,582	$(10)	$11,610	$962

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.
(2)

Total operating expenses excluding restructuring costs, net loss excluding restructuring costs, net loss per diluted share excluding restructuring costs, and Adjusted EBITDAS are non-GAAP financial measures (reconciliation provided after financial statement tables).

Financial Commentary on Third Quarter 2020 Results Compared to Third Quarter 2019

•	Partner Solutions revenue increased for the comparative period, driven by higher sales of Microsoft operating systems and other embedded software.
•	Edge to Cloud revenue decreased when compared to the prior year third quarter, primarily from completion of software consulting projects during 2019 that did not recur in 2020.
•	Total operating expenses, both including and excluding restructuring costs, decreased when compared to the third quarter of 2019 due to announced spending reduction initiatives that reduced salary, benefit, and marketing costs.
•	Net loss for Q3 2020 was $0.1 million or $(0.01) per diluted share compared to a loss of $1.1 million or $(0.09) per diluted share in Q3 2019, an improvement of $1.0 million or $0.08 per diluted share.

Conference Call

Management will host a conference call today, November 12, 2020, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-800-437-2398 or 1-856-344-9206 for international callers, and reference "Bsquare Corporation Third Quarter 2020 Earnings Conference Call." A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 5860407. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate. We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control & decision making, and operate securely at scale. Bsquare's suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Seattle, Washington, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our preparation for and ability to service customers during the COVID-19 pandemic and our ability to achieve our business plans, strategies, and expectations. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations, and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the impact of COVID-19 on our business; risks relating to our receipt of a PPP loan; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:	Investor Contact:
Christopher Wheaton, Chief Financial Officer	Steven Gottlieb
BSQUARE Corporation	BSQUARE Corporation
+1 425.519.5900	+ 1 425.519.5900
investorrelations@bsquare.com	Steven.gottlieb@bsquare.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,209	$7,712
Restricted cash	363	600
Short-term investments	—	2,249
Accounts receivable, net of allowance for doubtful accounts of $50 and $31 at September 30, 2020 and December 31, 2019, respectively	5,514	9,216
Contract assets	553	494
Prepaid expenses and other current assets	423	244
Total current assets	19,062	20,515
Equipment, furniture and leasehold improvements, less accumulated depreciation	403	252
Deferred tax assets	7	7
Intangible assets, less accumulated amortization	95	169
Right-of-use lease asset, net	1,471	1,828
Other non-current assets	25	284
Total assets	$21,063	$23,055
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$5,722	$7,224
Accounts payable	287	408
Notes payable	962	—
Accrued compensation	456	1,001
Other accrued expenses	658	306
Deferred revenue	2,142	1,559
Operating lease	317	702
Total current liabilities	10,544	11,200
Deferred revenue, long-term	10	903
Operating lease, long-term	1,269	1,256
Notes payable, long-term	618	—
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 13,180,139 and 13,042,293 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	139,516	138,877
Accumulated other comprehensive loss	(1,017)	(987)
Accumulated deficit	(129,877)	(128,194)
Total shareholders' equity	8,622	9,696
Total liabilities and shareholders' equity	$21,063	$23,055

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Partner Solutions	$9,145	$12,556	$33,160	$37,341
Edge to Cloud	1,275	2,085	2,913	6,576
Total revenue	10,420	14,641	36,073	43,917
Cost of revenue:
Partner Solutions	7,402	10,762	27,502	31,834
Edge to Cloud	1,128	1,247	3,050	4,637
Total cost of revenue	8,530	12,009	30,552	36,471
Gross profit	1,890	2,632	5,521	7,446
Operating expenses:
Selling, general and administrative	1,987	2,462	6,951	8,478
Research and development	41	1,046	222	5,276
Restructuring costs	—	253	—	1,629
Total operating expenses	2,028	3,761	7,173	15,383
Loss from operations	(138)	(1,129)	(1,652)	(7,937)
Other income (loss), net	2	22	(31)	116
Loss before income taxes	(136)	(1,107)	(1,683)	(7,821)
Income taxes	—	—	—	—
Net loss	$(136)	$(1,107)	$(1,683)	$(7,821)
Basic loss per share	$(0.01)	$(0.09)	$(0.13)	$(0.60)
Diluted loss per share	$(0.01)	$(0.09)	$(0.13)	$(0.60)
Net loss excluding restructuring costs (3)	$(136)	$(854)	$(1,683)	$(6,192)
Per diluted share excluding restructuring costs (3)	$(0.01)	$(0.07)	$(0.13)	$(0.48)
Shares used in per share calculations:
Basic	13,165	12,934	13,205	12,982
Diluted	13,165	12,934	13,205	12,982

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

Adjusted EBITDAS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Loss from operations, as reported	$(138)	$(1,129)	$(1,652)	$(7,937)
Depreciation and amortization	134	216	494	696
Stock-based compensation	281	188	601	371
Restructuring costs	—	253	—	1,376
Adjusted EBITDAS (1)	$277	$(472)	$(557)	$(5,494)

(1)

Adjusted EBITDAS is a non-GAAP financial measure that BSQUARE defines as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, restructuring costs, and goodwill impairment (when applicable). Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows. Adjusted EBITDAS has limitations, including that it does not reflect our entire cost structure to operate our business (such as the cost of replacing assets being depreciated or amortized, capital expenditures, and stock-based compensation expenses which we expect to continue being meaningful, and income tax expense (benefit)) and may not be comparable to similarly titled measures used by other companies. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures. BSQUARE uses Adjusted EBITDAS to evaluate BSQUARE’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors, and other interested parties to evaluate comparable companies.

Total operating expenses excluding restructuring costs	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total operating expenses	$2,028	$3,761	$7,173	$15,383
Restructuring costs	—	253	—	1,629
Total operating expenses excluding restructuring costs (1)	$2,028	$3,508	$7,173	$13,754

(1)

Total operating expenses excluding restructuring costs and goodwill impairment is a non-GAAP financial measure that BSQUARE defines as total operating expenses, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP operating expenses because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors, and other interested parties to evaluate comparable companies.

Net loss excluding restructuring costs	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(136)	$(1,107)	$(1,683)	$(7,821)
Restructuring costs	—	253	—	1,629
Net loss excluding restructuring costs (1)	$(136)	$(854)	$(1,683)	$(6,192)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as net loss, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP net loss because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors, and other interested parties to evaluate comparable companies.

Net loss per diluted share excluding restructuring costs	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted loss per share	$(0.01)	$(0.09)	$(0.13)	$(0.60)
Restructuring costs	—	(0.02)	$—	$(0.12)
Net loss excluding restructuring costs (1)	$(0.01)	$(0.07)	$(0.13)	$(0.48)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as diluted loss per share, plus an add-back for the per diluted share amount of restructuring costs (and goodwill impairment, when applicable). Other than being expressed on a per diluted share basis, this measure is the same as net loss excluding restructuring costs, has the same limitations, and is used and disclosed by BSQUARE for the same reasons.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999